UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

POLYPORE INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[Customer Name]:

As you may have seen or heard, our parent company—Polypore—has signed definitive agreements for the sale of the Company. Asahi Kasei is buying the Energy Storage segment, which includes Daramic and Celgard. 3M is buying the Separations Media segment, which is our Membrana business. The signed agreements require that these sales close simultaneously. For more details, please see our press release, which is posted in the Investor Relations section of our web site at www.polypore.net.

We believe this is a great strategic fit for the [Daramic and Celgard businesses]/[Membrana business], and a positive development for the industry and our customers. [Combining our businesses with a leading global technology company like Asahi Kasei will enable us to expand and enhance our product offerings and capabilities.]/[We are pleased that 3M has indicated that their interest to maintain and grow this business, offering a broader array of filtration products to meet customers’ emerging needs.]

Naturally, the transaction is pending the necessary regulatory and shareholder approvals. This process will operate in the background and we will continue business as usual during this time, communicating promptly as information becomes available. We are committed to working with [Asahi Kasei]/[3M] and our customers to help facilitate a smooth transition.

We value our relationship with your organization, and will continue to provide you with the products, service and technology expertise you have come to expect from us.

Please don’t hesitate to call if you have any questions.

Sincerely,

Additional Information

In connection with the proposed transactions, the Company will file a preliminary proxy statement with the SEC. WHEN AVAILABLE, INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE COMPANY. When available, you will be able to obtain the preliminary proxy statement, the definitive proxy statement and other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the preliminary proxy statement, the definitive proxy statement and other filings made by the Company with the SEC will also be able to be obtained, free of charge, by directing a request to Polypore International, Inc., 11430 North Community House Road, Suite 350, Charlotte, North Carolina, 28277 attention: Investor Relations.

Forward-Looking Statements

This release includes “forward-looking statements”. All statements other than statements of historical facts included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Many factors mentioned in our discussion in this release, including the risks outlined under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and subsequent reports filed with the Securities and Exchange Commission, will be important in determining future results. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including, but not limited to, the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing or consummation of the proposed transactions, or the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the SEC filings submitted by Polypore from time to time, including in its Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We do not undertake any obligation to update these forward-looking statements in this release or the risk factors set forth above to reflect new information, future events or otherwise, except as may be required under federal securities laws.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the shareholders’ vote on the proposed transactions. Information about the Company’s directors and executive officers and their ownership of the company’s common stock is set forth in the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on April 7, 2014. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transactions, which may be different than those of the Company’s shareholders generally, by reading the preliminary proxy statement, the definitive proxy statement and other relevant documents regarding the proposed transaction, in each case, when filed with the SEC.